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                                                                   EXHIBIT 10.10


           ASSIGNMENT AND ASSUMPTION OF LEASE AND NOVATION AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND NOVATION AGREEMENT (this "Agreement") is made and entered into this ___ day of ________, 2001 by and
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among PITNEY BOWES INC. ("Assignor"), a Delaware corporation, PITNEY BOWES
                          --------
OFFICE SYSTEMS, INC. ("Assignee"), a Delaware corporation, and ((Insert1)).
                       --------

     A. Landlord, as landlord, and Assignor, as tenant, are parties to that certain lease agreement (as amended, the "Lease") dated ((Insert2)).
                                          -----

     B. Pursuant to the Lease, Assignor leases from Landlord certain premises (the "Premises") containing approximately ((RSQFT)) rentable square feet as more
      --------
particularly described in the lease and commonly known as ((PremisesAddr1)), ((PremisesAddr)), ((PremisesCity)), ((PremisesST)), ((PremisesZip)).

     C. Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, as of the date (the "Spin-Off Date") of the distribution of 100%
                                    -------------
of the issued and outstanding shares of Assignee's common stock to Assignor's shareholders, all of Assignor's rights and obligations under the Lease, on the terms set forth below.

     D. In consideration of Assignee assuming all of Assignor's rights and obligations under the Lease, Landlord agrees to release Assignor from all liabilities under the Lease as of the Spin-Off Date, on the terms and conditions set forth below.

                                   AGREEMENT

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereby agree as follows, effective as of the Spin-Off Date:

     1.  Assignment. Assignor assigns, transfers and conveys to Assignee all of
         ----------
Assignor's rights, title, obligations and interest in, to and under the Lease.

     2.  Assumption; Bound as an Original Party.
         --------------------------------------

         (a) Assignee unconditionally assumes and shall promptly, fully, completely and faithfully keep, fulfill, observe, perform and discharge each and every covenant and obligation that may accrue and become performable, due or owing under the Lease on Assignor's part to be performed.

        (b) Assignee shall perform the obligations of Assignor under the Lease and Assignee shall be bound by all of the terms and conditions of the Lease in every way as if Assignee were originally a party thereto as tenant/lessee.

     3.  Release of Assignor; Novation.
         -----------------------------

         (a) Notwithstanding anything to the contrary in the Lease, Landlord remises, releases and forever discharges Assignor, as well as its shareholders, officers, employees, agents and representatives, from all obligations arising under the Lease, and from all manner of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, controversies, agreements, promises, damages, expenses, lost profits, judgments, executions, claims and demands whatsoever, in law or equity, that Landlord and its partners, shareholders, officers, employees, agents and

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representatives have or may have against any of the foregoing entities, arising out of or in any way connected to the Lease.

        (b) Landlord recognizes Assignee as Assignor's successor-in-interest in and to the Lease. Assignee by this Agreement becomes entitled to all right, title and interest of Assignor in and to the Lease as if Assignee were an original party to the Lease. Following the date of this Agreement, the terms Tenant and Lessee, as used in the Lease, shall refer to Assignee. Landlord accepts the liability of Assignee in lieu of the liability of Assignor. Landlord shall be bound by the terms of the Lease in every way as if Assignee were named in the Lease in place of Assignor as a party thereto.

   4.  Indemnification.
       ---------------

        (a) Assignee shall indemnify and hold Assignor harmless from any and all claims, demands, causes of action, losses, costs (including, without limitation, reasonable court costs and attorneys' fees), liabilities or damages of any kind or nature whatsoever that Assignor may sustain by reason of Assignee's breach or non-fulfillment (whether by action or inaction), at any time, of any covenant or obligation under the Lease to be performed by Assignor or Assignee thereunder.

        (b) The indemnification obligation under this Section shall be conditioned upon Assignor giving notice to Assignee promptly after Assignor receives notice of the claim and shall survive the expiration or termination of the Lease.

   5.  Condition; Use.  Assignee shall take possession of the Premises in its
       --------------
present "as is" condition, subject to ordinary wear and tear and damage by casualty prior to the Effective Date. No representations or warranties have been made to Assignee concerning the condition of the Premises, nor have any promises to remodel, change, alter, or improve the Premises been made by Assignor or any party on behalf of Assignor. Assignee has completed such investigation of the Premises as Assignee deems appropriate.

   6.  Default By Landlord.  Assignor shall not be liable to Assignee for
       -------------------
Landlord's failure to perform any of Landlord's obligations under the Lease, nor shall Assignor have any obligation to perform same or to bring legal proceedings or take any other action against Landlord to assure performance of Landlord's obligations under the Lease. Assignee's enforcement of the Lease against Landlord shall be at the sole expense of Assignee, and Assignee shall indemnify Assignor against all costs and expenses, including but not limited to reasonable attorneys' fees, which may be incurred by Assignor in connection with any claim, action, or proceeding so undertaken by Assignee. Any amount of recovery obtained by Assignee shall be the property of Assignee, except that Assignor shall be compensated therefrom for any damages sustained by Assignor as a consequence of such default or breach on the part of Landlord.

   7.  Notices.  Any notice, demand, consent, approval, direction, agreement or
       -------
other communication required or permitted hereunder or under any other documents in connection herewith shall be in writing and shall be directed as follows:

       If to Assignor:

        MSC 5105
        Attn:  Manager, National Leasing & Asset Management
        Pitney Bowes Inc.
        1 Elmcroft Road
        Stamford, CT 06906-0700

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     with a copy to:

        Trammell Crow Company
        Attn:  Pitney Bowes Lease Administration
        1687 114th Avenue, S.E.
        Bellevue, WA 98004-6921

     If to Assignee:

        Pitney Bowes Office Systems, Inc.
        100 Oakview Dr
        Trumbull, CT 06611-4724
           Attn:  Lease Administrator

      with copy to:

        Pitney Bowes Office Systems, Inc.
        100 Oakview Dr
        Trumbull, CT 06611-4724
           Attn:  Mark Flynn, General Counsel
                  Facsimile: 203-365-2353

      If to Landlord:

        ((LNotCompanyName))
        ((LNotAddr1))
        ((LNotAddr2))
        ((LNotAddr3))
        ((LNotCity)), ((LNotST))  ((LNotZip))

All notices, demands, requests, consents or approvals that may or are required to be given by any party to another shall be in writing and shall be deemed given when actually received by the other party, if: (i) served personally;
(ii) sent by nationally-recognized overnight courier with return receipt; or
(iii) sent by United States registered or certified mail, postage prepaid, return receipt requested and addressed to such other party at the address specified above or at such other place as such other party may from time to time designate by notice in writing to the other parties hereto. Notwithstanding the foregoing, rejection or other refusal to accept a notice, request or demand, or the inability to deliver because of a changed address of which no notice was given, shall be deemed to be actual receipt thereof.

            8.  Broker.  The parties represent to each other that this Agreement
                ------
was negotiated directly, without the use of any real estate broker. Each party shall hold the other harmless from any liability or loss, including reasonable attorneys' fees, resulting from a misrepresentation under this Section.

            9.  Miscellaneous.
                -------------
            (a) Each provision of this Agreement shall extend, bind and inure to the benefit of Landlord, Assignor and Assignee and their respective permitted successors and assigns, including without limitation successor assignees of the Lease.

            (b) This Agreement contains the entire agreement between the parties, and all prior negotiations and agreements are merged in this Agreement. This Agreement may not be changed,
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modified or discharged, in whole or in part, except by a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought.

        (c) This Agreement may be executed in any number of counterparts, each of which upon execution and delivery shall be considered an original for all purposes; provided, however, all such counterparts shall, together, upon
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execution and delivery, constitute one and the same instrument.

        (d) Any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement or any amendments or exhibits hereto.

        (e) This Agreement shall be governed in all respects by the laws of the State or Commonwealth in which the Premises are located.

        (f) If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term shall not be affected thereby.

        10.  All Parties Consent.  Each of Assignor, Assignee and
             -------------------
Landlord consent to all of the provisions of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                            ASSIGNOR:
                            PITNEY BOWES INC.

                            By:________________________________________________
                            Name:  Mary Maarbjerg
                            Title:  Vice President, Real Estate & Administration

                            ASSIGNEE:
                            PITNEY BOWES OFFICE SYSTEMS, INC.

                            By:________________________________________________
                            Name:  Mark Flynn
                            Title:  Vice President, General Council & Secretary

                            LANDLORD:
                            ((LLName))

                            By:________________________________________________
                            Name:
                            Title:

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STATE OF ________________ )
                          )  ss:
COUNTY OF ______________  )

     The foregoing instrument was acknowledged before me this __ day of _________, 2001, by __________________, ________________ of Pitney Bowes Inc., a
Delaware corporation, on behalf of the corporation.


                                _____________________________________
                                Notary Public
                                My Commission Expires:


STATE OF      )
              )  ss:
COUNTY OF     )

     The foregoing instrument was acknowledged before me this __ day of _________, 2001, by __________________, ________________ of Pitney Bowes Office
Systems, Inc., a Delaware corporation, on behalf of the corporation.


                                _____________________________________
                                Notary Public
                                My Commission Expires:

STATE OF      )
              )  ss:
COUNTY OF     )

     The foregoing instrument was acknowledged before me this __ day of _________, 2001, by __________________, ________________ of
_________________________________________, a _____________________________, on
behalf of the ___________________________.


                                _____________________________________
                                Notary Public
                                My Commission Expires:

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                                   EXHIBIT A
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